                                                                EXHIBIT 4.8.2


REGISTERED                                        PRINCIPAL
                                                  AMOUNT: $      _______________
No. FXR-__
CUSIP No. _____________

                                SARA LEE CORPORATION
                            MEDIUM-TERM NOTE, SERIES __
                                    (Fixed Rate)

       This Security is a Security in global form within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This global Security is exchangeable for Security registered in the name of a Person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Security (other than a transfer of this Security as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in such limited circumstances.

       Unless this Security is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York), a New York corporation ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any Security issued upon registration of transfer of, or in exchange for, or in lieu of, this Security is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC (any payment hereon is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC). ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THE FOLLOWING SUMMARY OF TERMS IS SUBJECT TO THE INFORMATION SET FORTH HEREIN:

 PRINCIPAL AMOUNT: $
 ORIGINAL ISSUE DATE:      INITIAL INTEREST RATE:    STATED MATURITY:

 SPECIFIED CURRENCY:       THIS SECURITY IS A:       AUTHORIZED DENOMINATIONS
 (if other than U.S.       Global Security           (if Specified Currency is U.S. dollars):
                                                     $1,000 and any integral multiple of
                                                     $1,000 in excess thereof

                                                     (if Specified Currency is other than
                                                     U.S. dollars):

 CURRENCY DETERMINATION    OPTION TO ELECT PAYMENT
 AGENT (if other than The  IN U.S. DOLLARS (only
 Bank of New York):        applicable if Specified
                           Currency is other than
                           U.S. dollars):

                           / / Yes        / / No

 INTEREST PAYMENT DATES:   REGULAR RECORD DATES:

 REDEMPTION DATE(S):       REDEMPTION PERIODS AND
                           PRICE(S):

 REPAYMENT DATE(S):        REPAYMENT PRICE(S):

 INITIAL MATURITY DATE:    RENEWAL TERMS
                           (if any):

 FINAL MATURITY DATE:      EXTENSION TERMS
                           (if any):

 OTHER PROVISIONS:




 DISCOUNTED SECURITY:

 / / Yes        / / No


 ORIGINAL ISSUE DISCOUNT   TOTAL AMOUNT OF OID:       ISSUE PRICE (expressed as a
 SECURITY:                                            percentage of aggregate principal
                                                      amount):
 / / Yes        / / No

 YIELD TO MATURITY:        SHORT ACCRUAL PERIOD OID:  METHOD USED TO DETERMINE
                                                      YIELD FOR SHORT ACCRUAL
                                                      PERIOD:
                                                      / / Approximate     / / Exact

                                SARA LEE CORPORATION

       SARA LEE CORPORATION, a Maryland corporation (herein called the "Company," which term includes any successor corporation under the Indenture referred to below), for value received, hereby promises to pay to Cede & Co., as nominee for the Depository Trust Company, or registered assigns, the principal amount stated above at Stated Maturity, and to pay interest thereon from the Original Issue Date shown above or, in the case of a Security issued upon registration of transfer or exchange, from and including the most recent Interest Payment Date to which interest has been paid or duly provided for to but not including the applicable Interest Payment Date or the Stated Maturity or any Redemption Date or Repayment Date (each such Stated Maturity Date, Redemption Date and Repayment Date is referred to hereinafter as a "Maturity" with respect to principal repayable on such date), as the case may be, PROVIDED that if the Original Issue Date is after a Regular Record Date and before the Interest Payment Date immediately following such Regular Record Date, interest payments will commence on the second Interest Payment Date following the Original Issue Date, at the rate per annum set forth above, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest; PROVIDED, HOWEVER, that interest payable at Maturity will be payable to the Person to whom principal shall be payable. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and shall be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a special record date (which shall be not less than five Business Days prior to the date of payment of such defaulted interest) established by notice given by mail by or on behalf of the Company to the Holder of this Security (or one or more Predecessor Securities) not less than 15 calendar days preceding such special record date (the "Special Record Date").

       This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture dated as of October 2, 1990, as supplemented from time to time (herein called the "Indenture"), among the Company and The Bank of New York, as successor to Continental Bank, N.A., as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof. The Securities of this series may be denominated in different currencies, bear different dates, mature at different times and bear interest at different rates. The Securities of this series may be issued from time to time up to an aggregate public offering price of $_________ (or the equivalent thereof in foreign currencies or foreign currency units.

       The Company will appoint and at all times maintain a Paying Agent (which may be the Trustee) authorized by the Company to pay the principal of (and premium, if any) and interest on any Securities of this series on behalf of the Company and having an office or agency in The

City of New York, New York or The City of Chicago, Illinois where Securities of this series may be presented or surrendered for payment and where notices, designations or requests in respect of payments with respect to Securities of this series may be served. The Company has initially appointed The Bank of New York as such Paying Agent, with its Corporate Trust Office currently at 101 Barclay Street, New York, New York 10286. The Company will give prompt written notice to the Trustee of any change in such appointment.

       Funds for the payment of the principal of (and premium, if any) and interest on this Security due in United States dollars on any Interest Payment Date or at Maturity will be made available to the Trustee on such date. As soon as possible thereafter, the Trustee will pay such funds to the Depositary (referred to below), and the Depositary will allocate and pay such funds to the owners of beneficial interests in this Security in accordance with its existing operating procedures.

       If this Security is a Zero Coupon Security, the principal of this Security shall not bear interest except in the case of a default in the payment of principal upon acceleration, upon redemption or at Stated Maturity and in such case the overdue principal of this Security shall bear interest at the interest rate per annum specified above (or, if this Security is a Discounted Security, the Yield to Maturity specified above) (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from and including the date of such default in payment to but not including the date payment of such principal has been made or duly provided for. Interest on any overdue principal shall be payable on demand. Any such interest rate per annum specified above (or, if this Security is a Discounted Security, the Yield to Maturity specified above) (to the extent that the payment of such interest shall be legally enforceable), shall accrue from the date of such demand for payment to the date payment of such interest has been made or duly provided for, and such interest shall also be payable on demand.

       The principal of (and premium, if any) and interest on this Security are payable by the Company in the Specified Currency set forth above. If the Specified Currency is other than United States dollars, the Holder hereof may, if so indicated above, elect to have all such payments converted into United States dollars in the manner described below by delivery of a written request to the Paying Agent at its principal office in The City of New York, New York on or prior to the applicable Regular Record Date or at least 15 days prior to Maturity, as the case may be. Such election may be in writing (mailed or hand delivered) or by cable, telex or other form of facsimile transmission. A Holder of such a Security may elect to receive payment in United States dollars for all principal (and premium, if any) and interest payments and need not file a separate election for each payment. Such election will remain in effect until revoked by written notice to the Paying Agent, but written notice of such revocation must be received by the Trustee on or prior to the applicable Regular Record Date or at least 15 days prior to Maturity, as the case may be (but no such revocation may be made with respect to payments to be made on such a Security if an Event of Default has occurred with respect thereto or upon the giving of a notice of redemption).

       All payments of principal (and premium, if any) and interest in a Specified Currency other than United States dollars will be made in the manner set forth below.

       Interest payments for this Security will include interest accrued to, but excluding, the Interest Payment Dates. Interest payments for this Security shall be computed and paid on the basis of a 360-day year of twelve 30-day months unless otherwise specified.

       Any payment on this Security due on any day which is not a Market Day need not be made on such day, but may be made on the next succeeding Market Day with the same force and effect as if made on such due date, and no interest shall be payable on the date of payment for the period from and after such due date.

       "Business Day", with respect to any particular location, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in such location are authorized by law or regulation to close. "Market Day" means any Business Day in The City of New York.

       Unless one or more Redemption Dates are specified on the face hereof, this Security shall not be redeemable at the option of the Company before the Stated Maturity specified on the face hereof. If one or more Redemption Dates (or ranges of Redemption Dates) are so specified, this Security is subject to redemption on any such date (or during any such range) at the option of the Company, upon notice by first-class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the Redemption Date specified in such notice, at the applicable Redemption Price specified on the face hereof (expressed as a percentage of the principal amount of this Security), together in the case of any such redemption with accrued interest to but not including the Redemption Date, but interest installments whose Stated Maturity is prior to the Redemption Date will be payable to the Holder of this Security, or one or more Predecessor Securities, of record at the close of business on the relevant Regular or Special Record Dates, all as provided in the Indenture. The Company may elect to redeem less than the entire principal amount hereof, PROVIDED that the principal amount, if any, of this Security that remains outstanding after such redemption is an Authorized Denomination as defined herein. In the event of any redemption in part, the Company will not be required to (i) issue, register the transfer of, or exchange any Security during a period of 15 days next preceding the day of the first mailing of the notice of redemption of Securities selected for redemption or (ii) register the transfer or exchange of any Security, or any portion thereof, called for redemption, except the unredeemed portion of any Security being redeemed in part.

       Unless one or more Repayment Dates is specified above, this Security shall not be repayable at the option of the Holder on any date prior to the Stated Maturity specified above. If one or more Repayment Dates (or ranges of Repayment Dates) are so specified, this Security is subject to repayment on any such date (or during any such range) at the option of the Holder at a price equal to 100% of the principal amount hereof or, if this Security is a Discounted Security (as specified on the face hereof), the applicable Repayment Price specified on the face hereof (expressed as a percentage of the principal amount of this Security), together in the case of any such repayment with accrued interest to but not including the Repayment Date, but interest installments whose Stated Maturity is prior to the Repayment Date will be payable to the Holder of this Security, or one or more Predecessor Securities, of record at the close of business on the relevant Regular or Special Record Dates, all as provided in the Indenture. For this Security to be repaid at the option of the Holder, the Paying Agent must receive at the Corporate Trust Office, at least 30 days but not more than 60 days prior to the Repayment Date on which this

Security is to be repaid, (a) appropriate wire transfer instructions and (b) either (i) this Security with the form entitled "Option to Elect Repayment" below duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange, or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the Holder of this Security, the principal amount of this Security, the principal amount of this Security to be repaid, the certificate number or a description of the tenor and terms of this Security, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Security, together with the duly completed form entitled "Option to Elect Repayment" on this Security, will be received by the Paying Agent not later than the fifth Business Day after the date of such telegraph, telex, facsimile transmission or letter, PROVIDED, HOWEVER, that such telegram, telex, facsimile transmission or letter shall only be effective if this Security with such form duly completed are received by the Paying Agent by such fifth Business Day. Exercise of the repayment option by the Holder shall be irrevocable, except (i) a Holder who has tendered this Security for repayment pursuant to an Extension Notice (as defined below) may revoke such tender for repayment in accordance with paragraph (c) below and (ii) a Holder who has tendered this Security for repayment pursuant to a Reset Notice (as defined below) relating to the interest rate on this Security may revoke such tender for repayment in accordance with the next succeeding paragraph (c) below. The repayment option with respect to this Security may be exercised by the Holder for less than the entire principal amount hereof, PROVIDED that the principal amount, if any, of this Security that remains outstanding after such repayment must be an Authorized Denomination as defined herein. The Company will not be required to register the transfer or exchange any Security following the receipt of a notice to repay a Security as described above.

       In the event of redemption or repayment of this Security in part only, a new Security or Securities of this series and of like tenor and for a principal amount equal to the unredeemed or unrepaid portion will be delivered to the registered Holder upon the cancellation hereof.

       If so specified above, the Stated Maturity of this Security may be extended at the option of the Company, in the manner set forth below (unless otherwise provided on the face hereof), for the period or periods specified above (each an "Extension Period") up to but not beyond the date (the "Final Maturity Date") set forth above:

                     (a) The Company may exercise such option by notifying the Paying Agent of such exercise at least 45 but no more than 60 days prior to the Stated Maturity in effect prior to such exercise (the "Original Stated Maturity"). If the Company exercises such option, the Paying Agent will mail by first-class mail to the Holder of this Security no later than 40 days prior to the Original Stated Maturity a notice (the "Extension Notice") setting forth (i) the election of the Company to extend the Original Stated Maturity, (ii) the new Stated Maturity (which shall then be considered the Stated Maturity for all purposes of this Security),
              (iii) the interest rate applicable to the Extension Period and
              (iv) the provisions, if any, for redemption during such Extension Period. Upon the Paying Agent's transmittal of the Extension Notice, the Original Stated Maturity of this Security shall be extended automatically, and, except as modified by the Extension Notice and as described in the next paragraph, this Security will have the same terms as prior to the transmittal of such Extension Notice.

                     (b) Notwithstanding the foregoing, not later than 20 days prior to the Original Stated Maturity of this Security the Company may, at its option, revoke the interest rate provided for in the Extension Notice and establish an interest rate that is higher than the interest rate provided for in the Extension Notice for the Extension Period by causing the Paying Agent to transmit notice, by first class mail, postage prepaid, of such higher interest rate to the Holder of this Security. Such notice shall be irrevocable. All Securities with respect to which the Stated Maturity is extended and with respect to which the Holders of such Securities have not tendered such Securities for repayment (or have validly revoked any such tender) pursuant to the succeeding paragraph will bear such higher interest rate for the Extension Period.

                     (c) If the Company elects to extend the Stated Maturity of this Security, the Holder hereof will have the option to elect repayment of this Security by the Company on the Original Stated Maturity at a price equal to the aggregate principal amount hereof outstanding plus interest accrued to but not including such date. In order to obtain such repayment, the Holder hereof must follow the procedures set forth above for optional repayment, except that the period for delivery of this Security or notification to the Trustee shall be at least 25 but not more than 35 days prior to the Original Stated Maturity and except that, if the Holder hereof has tendered this Security for repayment pursuant to an Extension Notice, such Holder may, by written notice to the Paying Agent, revoke such tender for repayment until the close of business on the tenth day prior to the Original Stated Maturity.

       If so specified above, the Company may reset the interest rate of this Security in the manner set forth below (unless otherwise provided on the face hereof):

                     (a) The Company may exercise such option with respect to a Note by notifying the Paying Agent of such exercise at least 45 but not more than 60 days prior to the date of such exercise (an "Optional Reset Date") for such Note. Not later than 40 days prior to such Optional Reset Date, the Paying Agent will mail to the Holder of such Note a notice (the "Reset Notice"), first class, postage prepaid, setting forth (i) the election of the Company to reset the interest rate, (ii) such new interest rate and (iii) the provisions, if any, for redemption during the period from such Optional Reset Date to the next Optional Reset Date or, if there is no such next Optional Reset Date, to the Stated Maturity of such Note (each such period a "Subsequent Interest Period"), including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during such Subsequent Interest Period.

                     (b) Notwithstanding the foregoing, not later than 20 days prior to an Optional Reset Date for a Note, the Company may, at its option, revoke the interest rate provided for in the Reset Notice and establish a higher interest rate for the Subsequent Interest Period commencing on such Optional Reset Date by mailing or causing the Paying Agent to mail notice of such higher interest rate, first class, postage prepaid, to the Holder of such Note. Such notice shall be irrevocable. All Notes with respect to which the interest rate is reset on an Optional Reset Date will bear such higher interest rate.

                     (c) If the Company elects to reset the interest rate, the Holder of such Note will have the option to elect repayment of such Note by the Company on any Optional Reset Date at a price equal to the principal amount thereof plus any accrued interest to but not including such Optional Reset Date. In order for a Note to be so repaid on an Optional Reset Date, the Holder thereof must follow the procedures set forth above for optional repayment, except that the period for delivery of such Note or notification to the Paying Agent shall be at least 25 but not more than 35 days prior to such Optional Reset Date and except that a Holder who has tendered a Note for repayment pursuant to a Reset Notice may, by written notice to the Paying Agent, revoke any such tender for repayment until the close of business on the tenth day prior to such Optional Reset Date.

       If so specified above, this Security may be renewed by the Holder of the Security on an Interest Payment Date (specified above) occurring in or prior to the twelfth month following the Original Issue Date (the "Initial Maturity Date") in accordance with the procedures described below:

                     (a) On the Interest Payment Date occurring in the sixth month (unless a different interval (the "Special Election Interval") is specified above) prior to the Initial Maturity Date (as specified above) of a Renewable Note (the "Initial Renewal Date") and on the Interest Payment Date occurring in each sixth month (or in the last month of each Special Election Interval) after such Initial Renewal Date (each, together with the Initial Renewal Date, a "Renewal Date"), the term of this Security may be extended to the Interest Payment Date occurring in the twelfth month (or, if a Special Election Interval is specified, the last month in a period equal to twice the Special Election Interval) after such Renewal Date, if the Holder of this Security elects to extend the term of this Security or any portion hereof as provided below. If the Holder of this Security does not elect to extend the term of any portion of the principal amount of this Security during the specified period prior to any Renewal Date, such portion will become due and payable on the Interest Payment Date occurring in the sixth month (or the last month in the Special Election Interval) after such Renewal Date (the "New Maturity Date").

                     (b) A Holder of this Security may elect to renew the term of this Security, or if specified above, any portion thereof, by delivering a notice to such effect to the Paying Agent not less than 15 nor more than 30 days prior to such Renewal Date (unless another period is specified above as the "Special Election Period"). Such election will be irrevocable and will be binding upon each subsequent Holder of this Security. An election to renew the term of this Security may be exercised with respect to less than the entire principal amount of this Security only if so specified above and only in such principal amount, or any integral multiple in excess thereof, as specified above. Notwithstanding the foregoing, the term of this Security may not be extended beyond the Stated Maturity specified above.

                     (c) If the Holder of this Security does not elect to renew this Security, the Holder hereof shall be required to elect repayment of this Security by the Company on the New Maturity Date at a price equal to the aggregate principal amount hereof outstanding plus interest accrued to but not including such date. In order to obtain such repayment, the Holder hereof must follow the procedures set forth above for optional repayment.

       If the Specified Currency is other than United States dollars and the Holder has exercised its option (if any) to elect payment in United States dollars, payment in respect of this Security shall be made in United States dollars based on the highest indicated bid quotation for the purchase of United States dollars for the Specified Currency obtained by the Currency Determination Agent (as defined below) at approximately 11:00 A.M., New York City time, on the second Business Day next preceding the applicable payment date from the bank composite or multi-contributor pages of the Quoting Source for three (or two if three are not available) major banks in The City of New York. The first three (or two) such banks selected by the Currency Determination Agent which are offering quotes on the Quoting Source will be used. If fewer than two such bid quotations are available at 11.00 A.M., New York City time, on the second Business Day next preceding the applicable payment date, such payment will be based on the Market Exchange Rate (defined below) as of the second Business Day next preceding the applicable payment date. If the Market Exchange Rate for such date is not then available, such payment will be made in the Specified Currency. As used herein, the "Quoting Source" means Reuters Monitor Foreign Exchange Service, or if the Currency Determination Agent determines that such service is not available, Telerate Monitor Foreign Exchange service, or if the Currency Determination Agent determines that neither service is available, such comparable display or other comparable manner of obtaining quotations as shall be agreed between the Company and the Currency Determination Agent. All currency exchange costs associated with any payment in U.S. dollars on any such Note will be borne by the Holder thereof by deductions from such payment. Unless otherwise provided in the applicable Pricing Supplement, Bank of New York Trust Company of Missouri will be the Currency Determination Agent (the "Currency Determination Agent") with respect to the Notes.

       If the Specified Currency is other than United States dollars and the Holder has not elected to receive payments in United States dollars as described above, payments of principal (and premium, if any) and interest on any Security of this series will be made by wire transfer to an account maintained by the Holder with a bank located in the country issuing the Specified Currency (or, with respect to Securities denominated in ECUs, Brussels) or other jurisdiction acceptable to the Company and the Trustee as shall have been designated in writing at least 15 days prior to the Interest Payment Date or Maturity, as the case may be, by the Holder of such Security on the relevant Regular Record Date or at Maturity; PROVIDED, HOWEVER, that with respect to payments of principal of (and premium, if any) and any interest due at Maturity, this Security is presented to the Paying Agent in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures. Such designation shall be made by filing the appropriate information with the Trustee at its Corporate Trust Office, and, unless revoked, any such designation made with respect to any Security by a registered Holder will remain in effect with respect to any further payments with respect to such Security payable to such Holder. If a payment with respect to any such Security cannot be made by wire transfer because the required designation has not been received by the Trustee on or before the requisite date or for any other reason, a notice will be mailed to the Holder at its registered address requesting a designation pursuant to which such wire transfer can be made and, upon the Trustee's receipt of such a designation, such payment will be made within 15 days of receipt. The Company will pay any administrative costs imposed by banks in connection with making payments by wire transfer, but any tax, assessment or governmental charge imposed upon payments will be borne by the Holders of Securities in respect of which payments are made.

       If payment on this Security is required to be made in a Specified Currency other than United States dollars and such Specified Currency is unavailable in the good faith judgment of the Company due to the imposition of exchange controls or other circumstances beyond the Company's control, then all payments due on that date with respect to this Security shall be made in United States dollars at a rate determined by the Currency Determination Agent on the basis of the noon buying rate for cable transfers for such Specified Currency in The City of New York City certified for custom purposes by the Federal Reserve Bank of New York (the "Market Exchange Rate") on the last date such Specified Currency was available (the "Conversion Date"). Any payment made under such circumstances in United States dollars where the required payment is in other than United States dollars will not constitute an Event of Default under the Indenture.

       If payment on this Security is required to be made in a Specified Currency other than United States dollars and there is an official redenomination of a foreign currency (including an official redenomination of a foreign currency that is a Composite Currency (as defined below)), the obligations of the Company with respect to payments on Securities in such Specified Currency shall, in all cases, be deemed immediately following such redenomination to provide for the payment of that amount of redenominated foreign currency representing the amount of such obligations immediately before such redenomination.

       If payment on this Security is required to be made in any currency unit (E.G., ECUs) and such currency unit is unavailable in the good faith judgment of the Company due to the imposition of exchange controls or other circumstances beyond the Company's control, then all payments in respect of this Security shall be made in United States dollars until such currency unit is again available. The amount of each payment in United States dollars shall be computed on the basis of the equivalent of the currency unit in United States dollars, which, as of any date, shall be determined by the Currency Determination Agent on the following basis. The component currencies of the currency unit for this purpose (the "Component Currencies") shall be the currency amounts that were components of the currency unit as of the Conversion Date for such currency unit. The equivalent of the currency unit in United States dollars shall be calculated by aggregating the United States dollar equivalents of the Component Currencies. The United States dollar equivalent of each of the Component Currencies shall be determined by the Currency Determination Agent on the basis of the Market Exchange Rate for each such Component Currency that is available as of the third Business Day prior to the date on which the relevant payment is due and for each such Component Currency that is unavailable, if any, as of the Conversion Date for such Component Currency.

       If the official unit of any Component Currency is altered by way of combination or subdivision, the number of units of that currency as a Component Currency shall be divided or multiplied in the same proportion. If two or more Component Currencies are consolidated into a single currency, the amounts of those currencies as Component Currencies shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated Component Currencies expressed in such single currency. If any Component Currency is divided into two or more currencies, the amount of the original Component Currency shall be replaced by the amounts of such two or more currencies, the sum of which shall be equal to the amount of the original Component Currency.

       All determinations referred to above made by the Currency
Determination Agent shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on Holders of this Security.

       If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series (or, in the case of any Securities of this series that are Discount Securities, an amount of principal thereof determined in accordance with the provisions of this Security set out in the next paragraph (the "Default Amount")) may be declared due and payable in the manner and with the effect provided in the Indenture.

       If this Security is a Discount Security and if an Event of Default with respect to Securities of this series shall have occurred and be continuing, the Default Amount of principal of this Security may be declared due and payable in the manner and with the effect provided in the Indenture. Such Default Amount shall be equal to the sum of (i) the aggregate principal amount of such Discounted Security multiplied by the Issue Price plus (ii) the portion of the difference between the Issue Price and the principal amount of such Discounted Security that has accrued at the Yield to Maturity (computed in accordance with generally accepted United States bond yield computation principles) to such date of declaration, but in no event shall the Default Amount of a Discounted Security exceed its principal amount. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company's obligations in respect of the payment of the principal of and interest, if any, on this Security shall terminate.

OTHER PROVISIONS:

       REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON RIDER A, IF ANY, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

       The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than 50% in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting, with certain exceptions as therein provided, the Holders of not less than a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

       No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the right of the Holder of this Security, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and interest on this Security at the times, places and rate, and in the coin or currency, herein prescribed.

       The Indenture contains provisions, which apply to this Security, for defeasance of (i) the entire indebtedness of this Security and (ii) certain restrictive convenants, subject in either case to compliance by the Company with conditions set forth in the Indenture, including that in the event of defeasance pursuant to Section 10.1(A) of the Indenture holders of this Security shall only be able to look to the trust fund established pursuant to
Section 10.1(A) for payment of principal of and premium, interest and Additional Amounts, if any on this Security until Maturity.

       As provided in the Indenture and subject to certain additional limitations set forth therein and as may be set forth above, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series of like tenor, of Authorized Denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

       The Securities of this series are issuable only in registered form without interest coupons in denominations of (i) if denominated in United States dollars, U.S. $1,000 and any integral multiple of U.S. $1,000 in excess thereof or (ii) if denominated in a Specified Currency other than United States dollars, the amount of such Specified Currency equivalent, at the noon buying rate in The City of New York for cable transfers in such Specified Currency, as certified for customs purposes by the Federal Reserve Bank of New York, on the first Business Day in The City of New York and in the country issuing such currency (or, in the case of ECUs, Brussels) next preceding the Original Issue Date, to U.S. $1,000 (or such other minimum denomination as may be allowed or required from time to time by any relevant central bank or equivalent governmental body, however designated, or by any laws or regulations applicable to the Securities or the relevant Specified Currency) and any greater amount that is an integral multiple of 1,000 units of such Specified Currency (in each case, an "Authorized Denomination"). The Securities of this series may be issued, in whole or in part, in the form of one or more global Securities and issued to The Depository Trust Company as depositary for the global Securities of this series (the "Depositary") or its nominee and registered in the name of the Depositary or such nominee. As provided in the Indenture and subject to certain limitations set forth therein and as may be set forth on the face hereof, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of like tenor and like terms of a different Authorized Denomination, as requested by the Holder surrendering the same.

       No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

       Prior to due presentation of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

       The Indenture and the Securities endorsed thereon shall be governed by and construed in accordance with the laws of the State of New York.

       All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

       Unless the certificate of authentication hereon has been executed by the Trustee referred to above, directly or through an Authenticating Agent, by manual signature of an authorized signatory, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

       IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

                                       SARA LEE CORPORATION


                                       ____________________________________
                                       By:
                                       Title:  Vice President-Finance and
                                               Treasurer


                                       ATTEST:


                                       ____________________________________
                                       By:
                                       Title:  Secretary



TRUSTEE'S CERTIFICATE OF AUTHENTICATION


       This is one of the Securities of the series designated in, and issued under, the Indenture described herein.

       THE BANK OF NEW YORK
          as Trustee


By: _________________________________________
    Authorized Signatory

                              OPTION TO ELECT REPAYMENT

           TO BE COMPLETED ONLY IF THIS SECURITY IS REPAYABLE AT THE OPTION
             OF THE HOLDER AND THE HOLDER ELECTS TO EXERCISE SUCH RIGHTS

       The undersigned hereby irrevocably requests and instructs the Company to repay the Security attached hereto (or portion thereof specified below) pursuant to its terms at a price equal to 100% of the principal amount thereof or, if such Security is a Discounted Security, the applicable Repayment Price specified on the face thereof (expressed as a percentage of the principal amount of the Security) together in the case of any such repayment with interest to but not including the Repayment Date, to the undersigned, at ___________________________________________.

       For the Security to be repaid at the option of the Holder, the Paying Agent must receive at its Corporate Trust Office, at least 30 days but not more than 60 days prior to the Repayment Date on which the Security is to be repaid, (i) the Security together with this "Option to Elect Repayment" form duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange, or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the Holder of the Security, the principal amount of the Security, the principal amount of the Security to be repaid, the certificate number or a description of the tenor and terms of the Security, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Security, together with this duly completed form entitled "Option to Elect Repayment", will be received by the Paying Agent not later than the fifth Business Day after the date of such telegram, telex, facsimile transmission or letter, PROVIDED, HOWEVER, that such telegram, telex, facsimile transmission or letter shall only be effective if the Security with such form duly completed are received by the Paying Agent by such fifth Business Day.

       If less than the entire principal amount of the attached Security is to be repaid, specify the portion thereof which the Holder elects to have repaid: __________________ and specify the denomination or denominations (which shall be an Authorized Denomination) of the Security or Securities to be issued to the Holder for the portion of the within Security not being repaid (in the absence of any specification, one such Security will be issued for the portion not being repaid): _______________________________.


Dated:  ___________________________       ___________________________________

                                          NOTICE:  The signature to this Option
                                          to Elect Repayment must correspond
                                          with the name as written upon the
                                          face of the within instrument in
                                          every particular, without alteration
                                          or enlargement or any change
                                          whatsoever.

                                   ABBREVIATIONS

       The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

       TEN COM       - as tenants in common

       TEN ENT       - as tenants by the entireties

       JT TEN        - as joint tenants with right of
                            survivorship and not as tenants in common

       UNIF GIFT MIN ACT - ____________________Custodian____________________
                                 (Cust)                       (Minor)

                           Under Uniform Gifts to Minors Act

                           ____________________________________________
                                 (State)

Additional abbreviations may also be used though not in the above list.

                                  ASSIGNMENT FORM


FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto


PLEASE INSERT
SOCIAL SECURITY OR OTHER
       IDENTIFYING NUMBER OF ASSIGNEE

____________________________________________________________________________
____________________________________________________________________________

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF
ASSIGNEE

____________________________________________________________________________

the within Security and all rights thereunder, hereby

irrevocably constituting and appointing _________________________________
____________________________________________________________________________

attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.


DATED:_________________________    __________________________________________
                                   NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.